Exhibit 99.1

GLOBAL INDUSTRIAL REPORTS FIRST QUARTER 2026 FINANCIAL RESULTS

Sales Increased 9.2% to $350.4 Million
Operating Income Improved 13.2% to $20.6 Million; Operating Margin 5.9%
Board Declared $0.28 Dividend

PORT WASHINGTON, NY, May 5, 2026 – Global Industrial Company (NYSE: GIC), a value-added distributor and source for industrial equipment and supplies today announced financial results for the first quarter ended March 31, 2026.

Performance Summary* (U.S. dollars in millions, except per share data)
Highlights	Quarter Ended March 31,
	2026	2025
Net sales	$350.4	$321.0
Gross profit	$121.9	$112.1
Gross margin	34.8%	34.9%
Operating income from continuing operations	$20.6	$18.2
Operating margin	5.9%	5.7%
Net income from continuing operations	$15.3	$13.5
Net income per diluted share from continuing operations	$0.39	$0.35

Net income from discontinued operations	$1.3	$0.1
Net income per diluted share from discontinued operations	$0.03	$0.00
*
Global Industrial Company manages its business and reports using a 52-53 week fiscal year that ends at midnight on the Saturday closest to December 31.  For clarity of presentation, fiscal years and quarters are described as if they ended on the last day of the respective calendar month.  The actual fiscal quarters ended April 4, 2026 and March 29, 2025, respectively. The first quarters of both 2026 and 2025 included 13 weeks.

Average daily sales is calculated based upon the number of selling days in each period, with Canadian sales converted to U.S. dollars using the current year's average exchange rate. There were 65 selling days in the U.S. in the first quarter of 2026 compared to 64 selling days in the first quarter of 2025. There were 63 selling days in Canada in each of the first quarters of 2026 and 2025, respectively.

First Quarter 2026 Financial Summary:

•Consolidated sales increased 9.2% to $350.4 million compared to $321.0 million last year and average daily sales increased 7.6% compared to prior year.
•Consolidated gross margin decreased to 34.8% compared to 34.9% last year.
•Consolidated operating income from continuing operations increased 13.2% to $20.6 million compared to $18.2 million last year.
•Net income per diluted share from continuing operations increased 11.4% to $0.39 compared to $0.35 last year.
•Net income per diluted share from discontinuing operations increased to $0.03 compared to $0.00 last year.

Anesa Chaibi, Chief Executive Officer, said, "We delivered a strong start to 2026, driven by solid execution and continued momentum across the business. First quarter revenue increased 9.2%, with average daily sales growth of 7.6% and operating income up 13.2%. We generated growth each month during the quarter, supported by both price and volume improvement. Performance was led by our largest and most strategic accounts, while Canada delivered its third consecutive quarter of double-digit top-line growth.”

“We are making progress and are encouraged by the actions we have taken to reposition the business and refine our value proposition. This includes aligning around the customer to better serve their needs, and being more intentional in our go-to-market approach. We continue to monitor the broader macro environment and are focused on what we control – executing on our operating plan and continuing to advance the positive changes that we believe will help us evolve the business and drive long-term, profitable growth.”

At March 31, 2026, the Company had total working capital of $225.7 million, cash and cash equivalents of $61.7 million, and excess availability under its credit facility of approximately $119.9 million. Operating cash flow provided by continuing operations in the quarter was $4.7 million. During the first quarter of 2026, the Company repurchased approximately 22,000 shares of its common stock at an aggregate purchase price of $0.6 million. The Company’s Board of Directors has declared a cash dividend of $0.28 per share to common stock shareholders of record at the close of business on May 18, 2026, payable on May 26, 2026.

Earnings Conference Call Details
Global Industrial Company will host a conference call and question and answer session on its first quarter 2026 results today, May 5, 2026 at 5:00 p.m. Eastern Time. A live webcast of the call will be available on the Company’s website at https://investors.globalindustrial.com in the events section. The webcast will also be archived on the website for approximately 90 days.

About Global Industrial Company
Global Industrial Company (NYSE: GIC), is a leading distributor of high-quality, industrial-strength equipment and supplies, serving organizations of all sizes across a wide range of industries. With more than 75 years of experience, customers rely on Global Industrial for its broad portfolio of national and private brands, trusted service and focus on value. We help customers keep their operations running by delivering the right products when they need them, because We Can Supply That®. Visit Globalindustrial.com, and follow us on Facebook, Instagram, and LinkedIn.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). Additional written or oral forward-looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission or otherwise. Any such statements that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on management's estimates, assumptions and projections and are not guarantees of future performance. When used in this release, the words "anticipates," "believes," "estimates," "expects," "intends," and "plans" and variations thereof and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this report are based on the Company’s beliefs and expectations as of the date of this report and are subject to risks and uncertainties which may have a significant impact on the Company’s business, operating results or financial condition. Investors are cautioned that these forward-looking statements are inherently uncertain and undue reliance should not be placed on them. Important risk factors that may affect our future results of operations and financial condition are detailed from time to time in our Securities and Exchange Commission filings. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unexpected events, except as may be required by applicable law.
Investor/Media Contacts:
Mike Smargiassi / Collin Dreizen
The Plunkett Group
212-739-6729
mike@theplunkettgroup.com / collin@theplunkettgroup.com

GLOBAL INDUSTRIAL COMPANY
Condensed Consolidated Statements of Operations – Unaudited
(In millions, except per share amounts)

	Quarter Ended March 31,
	2026	2025
Net sales	$350.4	$321.0
Cost of sales	228.5	208.9
Gross profit	121.9	112.1
Gross margin	34.8%	34.9%
Selling, general and administrative expenses	101.3	93.9
Operating income from continuing operations	20.6	18.2
Operating margin	5.9%	5.7%
Interest and other (income) expense, net	(0.1)	0.1
Income from continuing operations before income taxes	20.7	18.1
Provision for income taxes	5.4	4.6
Net income from continuing operations	15.3	13.5
Net income from discontinued operations	1.3	0.1
Net income	$16.6	$13.6

Net income per common share from continuing operations:
Basic	$0.39	$0.35
Diluted	$0.39	$0.35

Net income per common share from discontinued operations:
Basic	$0.03	$0.00
Diluted	$0.03	$0.00

Net income per common share:
Basic	$0.42	$0.35
Diluted	$0.42	$0.35

Weighted average common and common equivalent shares:
Basic	38.2	38.3
Diluted	38.3	38.4

GLOBAL INDUSTRIAL COMPANY
Condensed Consolidated Balance Sheets – Unaudited
(In millions)

	March 31,	December 31,
	2026	2025
Current assets:
Cash and cash equivalents	$61.7	$67.5
Accounts receivable, net	149.9	139.6
Inventories	177.4	174.6
Prepaid expenses and other current assets	13.7	14.8
Total current assets	402.7	396.5
Property, plant and equipment, net	18.1	18.5
Operating lease right-of-use assets	87.4	91.8
Goodwill and intangibles	63.5	64.3
Other assets	9.4	9.7
Total assets	$581.1	$580.8

Current liabilities:
Accounts payable and accrued expenses	$161.1	$162.4
Operating lease liabilities	15.9	16.1
Total current liabilities	177.0	178.5
Operating lease liabilities	83.3	87.5
Other liabilities	0.9	1.6
Shareholders’ equity	319.9	313.2
Total liabilities and shareholders’ equity	$581.1	$580.8

GLOBAL INDUSTRIAL COMPANY
Condensed Consolidated Statements of Cash Flows - Unaudited
(In millions)

	Three Months Ended March 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income from continuing operations	$15.3	$13.5
Adjustments to reconcile net income from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization	1.9	1.9
Stock-based compensation	1.4	1.8
Provision for deferred taxes	0.2	0.1
Change in working capital	(14.5)	(14.6)
Other, net	0.4	0.6
Net cash provided by operating activities from continuing operations	4.7	3.3
Net cash provided by operating activities from discontinued operations	1.7	0.1
Net cash provided by operating activities	6.4	3.4

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(0.8)	(0.2)
Net cash used in investing activities	(0.8)	(0.2)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(10.8)	(10.1)
Stock-based compensation share issuances, net	0.4	1.3
Purchase of treasury shares	(0.9)	0.0
Net cash used in financing activities	(11.3)	(8.8)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(0.1)	0.0

NET DECREASE IN CASH	(5.8)	(5.6)
CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	67.5	44.6
CASH AND CASH EQUIVALENTS – END OF PERIOD	$61.7	$39.0